WESTWOOD ONE, INC.
                                         LIST OF SUBSIDIARIES



            WESTWOOD ONE RADIO, INC.

            MUTUAL BROADCASTING SYSTEM, INC.

            WESTWOOD ONE RADIO NETWORKS, INC.

            WESTWOOD NATIONAL RADIO CORPORATION, INC.

            NATIONAL RADIO NETWORK, INC.

            THE SOURCE, INC.

            TALKNET, INC.

            WESTWOOD ONE SATELLITE SYSTEMS, INC.

            KM RECORDS, INC.

            WESTWOOD ONE STATIONS GROUP, INC.

            WESTWOOD ONE STATIONS - L.A., INC.

            WESTWOOD ONE STATIONS - NYC, INC.

            WESTWOOD ONE BROADCASTING SERVICES, INC.










                                              EXHIBIT 22